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EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
PacificHealth Laboratories, Inc.

We consent to the use of our report dated January 29, 2002 on the balance sheet of PacificHealth Laboratories, Inc. as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the year then ended included herein and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ LARSON, ALLEN, WEISHAIR & CO., LLP

Larson, Allen, Weishair & Co., LLP
Blue Bell, Pennsylvania
January 12, 2004